As filed with the Securities and Exchange Commission on December 23, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                             UNION CAMP CORPORATION
             (Exact name of Registrant as specified in its charter)

            A Virginia Corporation                         13-5652423
                                                           I.R.S. Employer
                                                           Identification No.
                                1600 Valley Road
                             Wayne, New Jersey 07470
                            Telephone (973) 628-2000

                             UNION CAMP CORPORATION
                     1989 STOCK OPTION AND STOCK AWARD PLAN
                              (Full Title of Plan)
                       -----------------------------------

                            Dirk R. Soutendijk, Esq.
                  Vice President, General Counsel and Secretary
                             Union Camp Corporation
                                1600 Valley Road
                             Wayne, New Jersey 07470
                                 (973) 628-2000

                      (Name, address and telephone number,
                    including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE


---------------------------- ------------------- --------------------------- ---------------------------- ----------------------
Title of Securities          Amount to be        Proposed maximum offering   Proposed maximum aggregate   Amount of
 to be registered            registered          price  per share (1)        offering price (1)           registration fee
---------------------------- ------------------- --------------------------- ---------------------------- ----------------------
---------------------------- ------------------- --------------------------- ---------------------------- ----------------------

Common Stock, $1.00 par      4,170,680 shares    $62.5625                    $260,928,167                 $72,539
value......
---------------------------- ------------------- --------------------------- ---------------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on December 17, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     3. The Registrant's Amended and Restated Current Report on Form 8-K filed November 30, 1998;

     4. The Registrant's Amendment to Form 8-A filed November 27, 1998; and

     5. The description of the Registrant's Common Stock filed as part of the Registrant's Current Report on Form 8-K for the month of August, 1988.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

            Not applicable.

Item 5.  Interests of Named Experts and Counsel.

            Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The By-Laws of the Company provide that each person who now is, was or hereafter becomes a director or officer shall be indemnified by the Company against liabilities and expenses reasonably incurred by or imposed on such person, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), in connection with any action, suit or proceeding in which such person was, is or is threatened to be made a party by reason of such person now or hereafter being or having been a director or officer of the Company, only if (i) such person believed, in the case of conduct in his official capacity, that such conduct was in the best interests of the Company, and in all other cases that his conduct was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, (ii) in connection with a proceeding by or in the right of the Company, such person was not adjudged liable to the Company and (iii) in connection with any proceeding charging improper benefit to such person, whether or not involving action in his official capacity, he was not adjudged liable on the basis that personal benefit was improperly received by him. Such rights of indemnification are in addition to any other rights to which any such person may otherwise be entitled. In addition, directors have indemnification contracts with the Company which provide for substantially similar indemnification as the By-Laws.

     The Virginia Stock Corporation Act also provides that a corporation may indemnify any officer or director against loss and expense reasonably incurred in connection with a civil suit or proceeding to which such person is a party by reason of being such officer or director, on condition such person acted in good faith and believed his conduct was in the corporation's best interest in the case of conduct in his official capacity, or, in all other cases, believed his conduct was not opposed to the best interests of the corporation. With respect to a criminal proceeding, a corporation may indemnify an officer or director under the same conditions set forth above if such person had no reasonable cause to believe his conduct was unlawful. With respect to suit brought by or in the right of the corporation to which an officer or director is adjudged liable, indemnification may be made only if a court determines such person is fairly and reasonably entitled to indemnification in view of the relevant circumstances, provided any such indemnification shall be limited to reasonable expenses incurred.

     The Company maintains both directors' and officers' liability and corporate reimbursement insurance which provides for payment on behalf of the directors and officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers.

Item 7.  Exemption from Registration Claimed.

             Not applicable.

Item 8.  Exhibits.

Exhibit
Number         Description of Documents

4.1            Articles  of   Incorporation,   as  amended  February  26,  1996.
               Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

4.2 By-Laws, as amended October 27, 1998. Incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

5 Opinion of White & Case, counsel to the Registrant, dated December 23, 1998 with respect to the legality of the Common Stock being registered.

23.1           Consent of PricewaterhouseCoopers LLP, dated December 22, 1998.

23.2           Consent  of  White  &  Case   (included   in  Exhibit  5  to  the
               Registration Statement).

24 Power of Attorney of certain officers and directors (included on pages 5 and 6).

99 Union Camp Corporation 1989 Stock Option and Stock Award Plan, as amended. Incorporated by reference to Exhibit 10.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on this 23rd day of December, 1998.

                                          By /s/ W. Craig McClelland
                                            ------------------------------------
                                          Name:    W. Craig McClelland
                                          Title:   Chairman of the Board
                                                   and Chief Executive Officer


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. William Hamill and Dirk R. Soutendijk, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 23, 1998.


/s/ W. Craig McClelland
---------------------------------                 Director, Chairman of the
W. Craig McClelland                               Board and Chief Executive
                                                  Officer (Principal Executive
                                                  Officer)


/s/ Jerry H. Ballengee
---------------------------------                 Director, President and
Jerry H. Ballengee                                Chief Operating Officer


/s/ A. William Hamill
---------------------------------                 Executive Vice President
A. William Hamill                                 and Chief Financial
                                                  Officer (Principal Financial
                                                  Officer)


/s/ John F. Haren
---------------------------------                 Controller (Principal
John F. Haren                                     Accounting Officer)


/s/ George D. Busbee
---------------------------------                 Director
George D. Busbee


/s/ Raymond E. Cartledge
---------------------------------                 Director
Raymond E. Cartledge


/s/ Sir Colin Corness
---------------------------------                 Director
Sir Colin Corness


/s/ Robert D. Kennedy
---------------------------------                 Director
Robert D. Kennedy


---------------------------------                 Director
Gary E. MacDougal


/s/ Ann D. McLaughlin
---------------------------------                 Director
Ann D. McLaughlin


/s/ George J. Sella, Jr.
---------------------------------                 Director
George J. Sella, Jr.


/s/ Jeremiah J. Sheehan
---------------------------------                 Director
Jeremiah J. Sheehan

                                  EXHIBIT INDEX

Exhibit No.

4.1            Articles  of   Incorporation,   as  amended  February  26,  1996.
               Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

4.2 By-Laws, as amended October 27, 1998. Incorporated by reference to Exhibit 3.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

5 Opinion of White & Case, counsel to the Registrant, dated December 23, 1998 with respect to the legality of the Common Stock being registered.

23.1           Consent of PricewaterhouseCoopers LLP, dated December 22, 1998.

23.2           Consent  of  White  &  Case   (included   in  Exhibit  5  to  the
               Registration Statement).

24 Power of Attorney of certain officers and directors (included on pages 5 and 6).

99 Union Camp Corporation 1989 Stock Option and Stock Award Plan, as amended. Incorporated by reference to Exhibit 10.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.